                                     BYLAWS
                                       OF
                                  TELMARK INC.


                                     OFFICES
                                     -------
     1. The principal office of the corporation shall be in the City of Syracuse, County of Onondaga, and State of New York.
     2. The corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

                            MEETINGS OF STOCKHOLDERS
                            ------------------------
     3. All meetings of stockholders for the election of directors shall be held at the principal office of the corporation in the State of New York. Meetings of stockholders for any other purpose may be held at such place within the State of New York as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.
     4. The annual meeting of the stockholders of the corporation, commencing with the year 1965, shall be held on the fourth Monday of July in each year if not a legal holiday and, if a legal holiday, then on the next secular day following at ten o'clock in the forenoon, when they shall elect a Board of Directors by a plurality vote, and transact such other business as may properly come before the meeting.
     5. Written notice of every meeting of stockholders, stating the purpose or purposes for which the meeting is called, the time when and the place within the State of new York where it is to be held, shall be served, either personally or by mail, upon each stockholder entitled to vote at such meeting and upon each stockholder of record who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken, not less than ten nor more than forty days before the meeting. If mailed, such notice shall be directed to a stockholder at his address as it shall appear on the books of the corporation unless he shall have filed with the Secretary of the corporation written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

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     6.  Special  meetings of the  stockholders  for any  purposes or  purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by resolution of the Board of Directors or by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing by stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting.
     7. Business transacted at all special meetings shall be confined to the objects stated in the call.
     8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation or by these bylaws. If a quorum shall not be present or represented, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
     9. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the certificate of incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.
     10. Each stockholder of record having the right to vote shall be entitled at every meeting of the stockholders of the corporation to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the corporation, and such votes may be cast either in person or by written proxy.
     11. Every proxy must be executed in writing by the stockholders or by his duly authorized attorney and shall be field with the secretary of the meeting before being voted. No proxy shall be valid after the expiration of eleven months from the date of its execution unless it shall have specified therein its duration. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns.

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     12. The annual  election of directors  shall be conducted by two inspectors of election. The inspectors shall be chosen at each annual meeting of stockholders to serve for the ensuing year, and if such inspectors shall not be present at any election, the stockholders present at the meeting may, by a per capita vote, choose others in their place. The inspectors, before entering on the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors with strict impartiality, and according to the best of their ability, and shall make a written certificate of the result of the election.

                                    DIRECTORS
                                    ---------
     13. The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) Directors, which number shall be fixed by the Board of Directors, each of whom shall be at least twenty-one (21) years of age. The number of Directors may be altered by a resolution adopted by a majority of the entire Board of Directors or the Shareholders. Directors shall be elected at the Annual Meeting of the Stockholders, except as proved in Section 14 of the By-Laws and in the case of newly created Directorships resulting from an increase in the number of Directors, by plurality vote and each Director shall be elected to serve for one (1) year and until his successor shall be elected and shall qualify.
     14. If the office of any director or directors shall become vacant for any reason, the directors in office, although less than a quorum, by a majority vote, may choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred or until the next election of directors, or any vacancy may be filled by the stockholders at any meeting thereof.
     15. The business of this corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws required to be exercised or done by the stockholders.

                              MEETINGS OF THE BOARD
                              ---------------------
     16. The directors may hold their meetings at the office of the corporation in Syracuse, New York, or at such other places, either within or without the State of New York as they may from time to time determine.

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     17.  Regular  meetings of the board may be held without notice at such time and place as shall from time to time be determined by resolution of the board.
     18. Special meetings of the board may be called by the President on two days' notice to each director either personally or by mail or by wire; special meetings shall be called by the President or Secretary in a like manner on the written request of two directors.
     19. At all meetings of the board, the presence of a majority of the entire number of directors shall be necessary to constitute a quorum and sufficient for the transaction of business and any act of a majority present at a meeting, at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     20. The Board of Directors may designate from their number not less than one-third of the board then in office an Executive Committee, if deemed necessary, and a Finance Committee, if also deemed necessary, and may also designate such other committees from their number which they may wish to establish for such specific purposes as they may specify.
     Nothing herein contained shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor, and in the absence of fraud, any such director or any corporation of which he is an officer, director, stockholder or employee, or in which he is financially interested, may be a party to or financially interested in any contract, transaction or act of the corporation.

                            COMPENSATION OF DIRECTORS
                            -------------------------
     21. Directors, as such, shall not receive any stated salary for their services but, by resolution of the board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.



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                                WAIVER OF NOTICE
                                ----------------
     22. Whenever by statute, the provisions of the Certificate of Incorporation or these bylaws, the stockholders or the Board of Directors are authorized to take any action after notice, such notice may be waived, in writing before or after the holding of the meeting, by the person or persons entitled to such notice, or in the case of a stockholder, by his attorney thereunto authorized.

                                    OFFICERS
                                    --------
     23. The officers of the corporation shall be a Chairman of the Board of Directors, a President, one or more Vice-Presidents, one or more Assistant Vice-Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. Any two of the aforesaid offices, except those of Chairman of the Board, the President and any Vice-President, may be held by the same person.
     24. The directors, immediately after each annual meeting of stockholders, shall appoint from their number a Chairman of the Board, a President and may also choose a Vice-President, a Secretary and a Treasurer who need not be members of the board.
     25. The board may appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the board.
     26. The salaries of all officers of the corporation shall be fixed by the Board of Directors.
     27. The officers of the corporation shall hold office for one year and until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                              CHAIRMAN OF THE BOARD
                              ---------------------
     28. The Chairman of the Board shall preside at all meetings of the stockholders and directors and shall see that all orders and resolutions of the board are carried into effect.



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                                    PRESIDENT
                                    ---------
     29. The President shall be the executive officer of the corporation; he shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and directors; he shall have the management of the business of the corporation and shall, subject to the Chairman of the Board, see that all orders and resolutions of the board are carried into effect.

                                 VICE-PRESIDENT
                                 --------------
     30. The Vice-Presidents, in the order designated by the Board of Directors and in the absence or disability of the President, shall perform the duties and exercise the powers of the President. Each Vice-President shall have such powers and shall perform such others duties as the Board of Directors shall prescribe.

                                    SECRETARY
                                    ---------
     31. The Secretary shall attend all sessions of the board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give or cause to be given notice of all meetings of stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the Board of Directors.

                                    TREASURER
                                    ---------
     32. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.


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     33. Each such officer shall, if required by the board, give the corporation a bond in such sum or sums and with such surety or sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession, or under his control belonging to the corporation.

                              CERTIFICATES OF STOCK
                              ---------------------
     34. The certificates of stock of the corporation shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and shall bear the corporate seal. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or transfer clerk, and by a registrar, the signature of any such officers may be facsimile, engraved or printed.

                                LOST CERTIFICATES
                                -----------------
     35. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                               TRANSFERS OF STOCK
                               ------------------
     36. Upon surrender to the corporation or the transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and to cancel the old certificate; every such transfer of stock shall be entered on the stock book of the corporation which shall be kept at its principal office in Ithaca.

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


     37. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.

               CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE
               --------------------------------------------------
     38. The Board of Directors may prescribe a period of not exceeding forty days prior to the date of meetings of the stockholders or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, during which no transfer of stock on the books of the corporation may be made; or in lieu of prohibiting the transfer of stock, may fix a time not more than forty days prior to the date of any meeting of stockholders or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as the time as of which stockholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and all persons who were holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board of Directors may also fix a time not exceeding forty days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights, or evidences of interests arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the stockholders entitled to receive any such dividend, distribution, rights or interests, or, at its option, in lieu of so fixing a record time, may prescribe a period not exceeding forty days prior to the date for such payment, distribution or delivery during which no transfer of stock on the books of the corporation may be made.

                                    DIVIDENDS
                                    ---------
     39. Dividends upon the capital stock of the corporation, subject to any provisions of the Certificate of Incorporation relating thereto may be declared by the Board of Directors at any regular or special meeting, pursuant to law.


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


     40. Before payment of any dividend, there may be set aside out of the net profits of the corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                      SEAL
                                      ----
     41. The seal of the corporation shall be circular in form and contain the name of the corporation, the year of its organization and the words "Corporate Seal, New York". The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

                                     CHECKS
                                     ------
     42. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   AMENDMENTS
                                   ----------
     43. The bylaws may be amended or repealed by the affirmative vote of a majority of the Board of Directors, at any regular meeting, or at any special meeting of the Board if notice of the proposed amendment or repeal shall have been given. If any bylaw regulating an impending election of directors is adopted or amended or repealed by the Board, there shall be set forth in the notice of the next meeting of the stockholders for the election of directors the bylaw so adopted or amended or repealed, together with a concise statement of the changes made.

                                   FISCAL YEAR
                                   -----------
     44. The fiscal year of the corporation shall begin on the first day of July in each year, unless otherwise provided by the Board of Directors.


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


              INDEMNIFICATION OF DIRECTORS, OFFICERS, AND EMPLOYEES
              -----------------------------------------------------
     45. The corporation shall indemnify each director, officer, or employee of this corporation and each person who at the request of the corporation serves as an officer, director or employee of another corporation or other form of business enterprise against judgments, fines, amounts paid in settlement, reasonable expenses including attorneys fees actually and necessarily incurred or as a result of any action, suit or proceeding pending or threatened or in connection with an appeal therein, whether civil or criminal, in which such person may be involved by reason of his being or having been a director, officer, or employee of this corporation or of such other enterprise. Such indemnification shall be made subject to, in accordance with, and to the maximum extent provided under the laws of the State of New York. The corporation may purchase and maintain insurance on behalf of any such directors, officers, or employees against such liabilities asserted against such persons whether or not the corporation would have the power to indemnify such directors, officers, or employees against such liabilities under the laws of the State of New York. If any expenses or other amounts are paid by way of indemnification other than by court order or action by the shareholders or any insurance carrier, the corporation shall provide notice of such payment to the shareholders in accordance with the provisions of the laws of the State of New York.

(Section 45. effective September 19, 1995)


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